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                                                                    EXHIBIT 23.3

             CONSENT OF INDEPENDENT CONSULTANT PETROLEUM ENGINEERS


     We consent to the incorporation by reference in the registration statements of Inland Resources Inc. on Form S-8 (File No. 33-41662), Form S-8 (File No. 33-84640), Form S-3 (File No. 33-84766) and Form S-3 (File No. 33-80392) of our
reserve appraisal, dated February 23, 1996, and our estimated proved reserves review, dated January 27, 1997, respectively, relating to the estimated oil and gas reserves and future net income attributable to certain oil and gas interests of Inland Resources Inc. as of January 1, 1996, and January 1, 1997, respectively, which reserve appraisal and estimated proved reserves review is included in this Annual Report on Form 10-KSB.



                                     /s/ Ryder Scott Company Petroleum Engineers
                                     RYDER SCOTT COMPANY
                                     PETROLEUM ENGINEERS
                                     Denver, Colorado
                                     February 18, 1997